Registration No. 333-
As filed with the Securities and Exchange Commission on November 16, 2004

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENDANT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation or Organization)

06-0918165

 (I.R.S. Employer Identification No.)

9 West 57th Street, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

Orbitz, Inc. 2000 Stock Plan
Orbitz, Inc. Amended and Restated 2002 Stock Plan
Cendant Marketing Group Employee Savings Plan

(Full Title of Plan)

JAMES E. BUCKMAN, ESQ.
Vice Chairman and General Counsel
Cendant Corporation
9 West 57th Street
New York, New York 10019

Tel: (212) 413-1800 Fax: (212) 413-1922

Copies to:
ERIC J. BOCK, ESQ.
Executive Vice President, Law and Corporate Secretary
Cendant Corporation
9 West 57th Street
New York, New York 10019
Tel: (212) 413-1800 Fax: (212) 413-1922

(Name, Address, Telephone Number, Including Area Code, of Agent For Service)

(Calculation of Registration Fee on Next Page)

With respect to the Orbitz, Inc. 2000 Stock Plan and the Orbitz, Inc. 2002 Amended and Restated Stock Plan, approximate date of commencement of the proposed sale to employees: from time to time following the effective date of this Registration Statement and the effective time of the merger of Orbitz, Inc. with a wholly owned subsidiary of Cendant Corporation.

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered*	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Obligation[3]	Proposed Maximum Aggregate Offering Price[2,3]	Amount Of Registration Fee[3]
Common Stock, $.01 par value, of the series designated CD Common Stock	5,900,000	$22.605	$ 133,369,500	$16,897.92

1 Consists of (i) 700,000 shares under the Orbitz, Inc. 2000 Stock Plan, (ii) 5,100,000 shares under the Orbitz, Inc. Amended and Restated 2002 Stock Plan and (iii) 100,000 shares under the Cendant Marketing Group Employee Savings Plan.

2  Estimated solely for the purpose of determining the registration fee.

3 The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and is based upon the average of the high and low sale price of the CD Common Stock, as reported on the New York Stock Exchange on November 10, 2004.

*In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Cendant Marketing Group Employee Savings Plan.

Explanatory Note

This Registration Statement on Form S-8 relates to up to 5,900,000 shares of common stock, par value $.01 per share of Cendant Corporation (the "Company"), of the series designated CD Common Stock (the “CD Common Stock”), issuable pursuant to the Orbitz, Inc. 2000 Stock Plan, the Orbitz, Inc. Amended and Restated 2002 Stock Plan and the Cendant Marketing Group Employee Savings Plan (collectively, the “Plans”).

On November 12, 2004, Robertson Acquisition Corporation ("Merger Sub"), a wholly owned subsidiary of the Company, merged (the "Merger") with and into Orbitz, Inc. ("Orbitz") pursuant to an Agreement and Plan of Merger, dated as of September 29, 2004, as amended (the "Merger Agreement"), among the Company, Merger Sub and Orbitz. At the time the Merger was consummated (the "Effective Time"), among other things, each share of common stock, par value $.001 per share, of Orbitz (the "Orbitz Common Stock") was converted into the right to receive $27.50 in cash, without interest thereon. Pursuant to the Merger Agreement, unvested options for shares of Orbitz Common Stock issuable under the Orbitz, Inc. 2000 Stock Plan and the Orbitz, Inc. Amended and Restated 2002 Stock Plan granted prior to the Effective Time are now issuable for shares of CD Common Stock. CD Common Stock is substituted for Orbitz Common Stock under the Orbitz, Inc. 2000 Stock Plan and the Orbitz, Inc. Amended and Restated 2002 Stock Plan, in accordance with the terms of the Merger Agreement.

PART I
INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to all participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supple-ments pursuant to Rule 424 under the Securities Act. These documents and the documents incorporat-ed by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration State-ment, taken together, constitute the prospectuses (the "Prospectuses") that meet the requirements of Section 10(a) of the Securities Act relating to the Plans.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference.

The SEC allows us to "incorporate by reference" the information we file with them, which means:

•	incorporated documents are considered part of this Registration Statement and the Prospectuses,

•	we can disclose important information to you by referring you to those documents,

•	information that we file with the SEC will automatically update this Registration Statement and update and/or supersede the Prospectuses, and

•	any statement contained in a document incorporated or deemed to be incorporated by reference in the Prospectuses shall be deemed to be modified or superseded for the purposes of this Registration Statement and the Prospectuses to the extent that a statement contained in the

Registration Statement or the Prospectuses or in any subsequently filed document that also is or is deemed to be incorporated by reference in the Registration Statement or the Prospectuses modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectuses.

We incorporate by reference the documents listed below that were filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 1, 2004 (except for Items 6, 7 and 8 which have been updated in our Current Report on Form 8-K filed on August 2, 2004);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, filed on May 3, 2004, August 2, 2004 and November 2, 2004, respectively;

•	all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and

•	the description of our common stock contained in the Proxy Statement dated February 10, 2000, filed on February 11, 2000.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold:

•	reports filed under Sections 13(a) and (c) of the Exchange Act;

•	proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meetings; and

•	any reports filed under Section 15(d) of the Exchange Act.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Investor Relations
Cendant Corporation
9 West 57th Street
New York, New York 10019
Telephone: (212) 413-1800

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

Eric J. Bock, Esq. has rendered an opinion on the validity of the securities being registered under the Plans pursuant to this Registration Statement. Mr. Bock is Executive Vice President, Law and Corporate Secretary of the Registrant. A copy of this opinion is attached as Exhibit 5.1 to this

Registration Statement. Mr. Bock holds shares of CD Common Stock and options to acquire shares of CD Common Stock.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a Delaware corporation to indemnify any controlling person, director, officer, employer or agent who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or other-wise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

The Company's By-Laws contain provisions that provide for indemnification of officers and directors to the full extent permitted by, and in the manner permissible under, the GCL.

As permitted by Section 102 (b) (7) of the GCL, the Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Item 7.    Exemption From Registration Claimed.

Not Applicable.

Item 8.    Exhibits.

See the Exhibit Index herein.

Item 9.    Required Undertakings.

(a)    The undersigned Company hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of November, 2004.

CENDANT CORPORATION
(Registrant)

By: /s/ James E. Buckman
James E. Buckman
Vice Chairman and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James E. Buckman and Eric J. Bock, and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed as of November 15, 2004 by the following persons in the capacities indicated.

Name	Title
/s/ Henry R. Silverman Henry R. Silverman	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Ronald L. Nelson Ronald L. Nelson	President, Chief Financial Officer and Director
/s/ James E. Buckman James E. Buckman	Vice Chairman, General Counsel and Director

Name	Title

/s/ Stephen P. Holmes Stephen P. Holmes	Vice Chairman and Director
/s/ Virginia M. Wilson Virginia M. Wilson	Executive Vice President and Chief Accounting Officer
/s/ Myra J. Biblowit Myra J. Biblowit	Director
/s/ Leonard S. Coleman Leonard S. Coleman	Director
/s/ Martin L. Edelman Martin L. Edelman	Director
/s/ George Herrera George Herrera	Director
/s/ Cheryl D. Mills Cheryl D. Mills	Director
/s/ Brian Mulroney The Right Honourable Brian Mulroney	Director
/s/ Robert E. Nederlander Robert E. Nederlander	Director
/s/ Robert W. Pittman Robert W. Pittman	Director

Name	Title
/s/ Pauline D. E. Richards Pauline D.E. Richards	Director
/s/ Sheli Z. Rosenberg Sheli Z. Rosenberg	Director
___________________ Robert F. Smith	Director

The Cendant Marketing Group Employee Savings Plan, pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 15, 2004.

Cendant Marketing Group Employee Savings Plan

By: /s/ Terence P. Conley
Terence P. Conley
Executive Vice President, Corporate Human Resources & Corporate Services
Cendant Corporation

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Form 10-Q for the quarterly period ended March 31, 2004).
4.2	Amended and Restated By-Laws of the Compa-ny (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K dated October 19, 2004).
5.1	Opinion of Eric J. Bock, Esq. (in-clud-ing con-sent).*
15.1	Letter Re: Unaudited Interim Financial Statements.*
23.1	Consent of Deloitte & Touche LLP, relating to Cendant Corporation.*
23.2	Consent of Eric J. Bock, Esq. (includ-ed in Exhibit 5.1).
24.1	Powers of Attorney of certain officers and directors of the Compa-ny (includ-ed on the signature page of this Registration Statement).

________________
* Filed herewith